UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 11, 2021

ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (505) 881-7567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On August 10, 2021, Array Technologies, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with BCP Helios Aggregator L.P., a Delaware limited partnership (the “Purchaser”), an investment vehicle of funds affiliated with Blackstone Inc. Pursuant to the Securities Purchase Agreement, on August 11, 2021, the Company issued and sold to the Purchaser 350,000 shares of a newly designated Series A Perpetual Preferred Stock of the Company, par value $0.001 per share (the “Series A Perpetual Preferred Stock”), having the powers, designations, preferences, and other rights set forth in the Certificate of Designations (as defined below), and 7,098,765 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for an aggregate purchase price of $346 million (the “Initial Closing”). Further, pursuant to the Securities Purchase Agreement, and subject to the terms and conditions set forth therein, including the expiry or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Company has agreed to issue and sell to the Purchaser 776,235 shares of Common Stock for an aggregate purchase price of $776. The Company intends to use the net proceeds from the Initial Closing to repay all of the outstanding amounts under the Company’s existing revolving credit facility, to prepay at least $100 million under the Company’s term loan and for general corporate purposes. Pursuant to the Securities Purchase Agreement, the Purchaser is entitled to designate one representative (the “Series A Director”) to be appointed to the Company’s board of directors (the “Board”) and to appoint three non-voting observers to the Board, in each case until such time as the Purchaser and its Permitted Transferees (as defined in the Securities Purchase Agreement) no longer beneficially own shares of the Series A Perpetual Preferred Stock with at least $100 million aggregate Liquidation Preference (as defined below) (the “Threshold Amount”).

Additional Closings

Pursuant to the Securities Purchase Agreement, until June 30, 2023, the Company, subject to the terms and conditions set forth therein, shall have the option to require the Purchaser to purchase, in the aggregate, in one or more additional closings (the “Additional Closings”), up to 150,000 shares (the “Delayed Draw Commitment”) of the Series A Perpetual Preferred Stock and up to 3,375,000 shares of Common Stock (or up to 6,100,000 shares of Common Stock in the event of certain price-related adjustments) (subject to certain equitable adjustments pursuant to any stock dividend, stock split, stock combination, reclassification or similar transaction) for an aggregate purchase price up to $148 million.

Fees

Until June 30, 2023, the Company will pay the Purchaser a cash commitment premium on the unpurchased portion of Delayed Draw Commitment as follows:
•0% through the six-month anniversary of the Initial Closing;
•1.5% from the six-month anniversary of the Initial Closing through the 12-month anniversary of the Initial Closing; and
•3.0% from the 12-month anniversary of the Initial Closing through June 30, 2023.
The Company may terminate some or all of the Delayed Draw Commitment, from time to time, at its sole discretion.

Customary Covenants

The Securities Purchase Agreement, Certificate of Designations and Registration Rights Agreement (as defined below) contain other customary covenants and agreements, including certain standstill provisions and customary preemptive rights. The Delayed Draw Commitment is subject to certain customary anti-dilution adjustments provided under the Securities Purchase Agreement and Certificate of Designations, including for stock splits, reclassifications, combination’s and dividends or distributions made by the Company on the Common Stock.

Transfer Restrictions

After the Initial Closing, subject to certain customary exceptions including transfers to Permitted Transferees (as defined in the Securities Purchase Agreement), the Purchaser will be restricted from transferring the Series A Perpetual Preferred Stock and Common Stock until the one-year anniversary of the Initial Closing.

Certificate of Designations

Each share of Series A Perpetual Preferred Stock has the powers, designations, preferences, and other rights of the shares of such series as are set forth in the Certificate of Designations of the Series A Perpetual Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on August 11, 2021 (the “Certificate of Designations”).

Dividends

On or prior to the fifth anniversary of the Initial Closing, the Company may pay dividends on the Series A Perpetual Preferred Stock either in cash at the then-applicable Cash Regular Dividend Rate, through accrual to the Liquidation Preference at the Accrued

Regular Dividend Rate (“Permitted Accrued Dividends”) or a combination thereof. Following the fifth anniversary of the Initial Closing, dividends shall be payable only in cash. To the extent the Company does not declare such dividends and pay in cash following the fifth anniversary of the Initial Closing, such dividends shall accrue to the Liquidation Preference (“Default Accrued Dividends”, and together with Permitted Accrued Dividends, “Accrued Dividends”) at the then-applicable Cash Regular Dividend Rate plus 200 basis points. In the event there are Default Accrued Dividends outstanding for six consecutive quarters, the Company, at the option of the holder of Series A Perpetual Preferred Stock (each, a “Holder”), will pay 100% of the amount of Default Accrued Dividends by delivering to the Holder a number of shares of Common Stock equal to the quotient of (i) the amount of Default Accrued Dividends) divided by (ii) 95% of the 30-day VWAP of the Common Stock (“Non-Cash Dividend”).

As used herein, “Cash Regular Dividend Rate” with respect to the Series A Perpetual Preferred Stock means (i) initially, 5.75% per annum on the Liquidation Preference, and (ii) increased by (a) 50 basis points on each of the fifth, sixth and seventh anniversaries of the Initial Closing and (b) 100 basis points on each of the eighth, ninth and tenth anniversaries of the Initial Closing. The “Accrued Regular Dividend Rate” with respect to the Series A Perpetual Preferred Stock means 6.25% per annum on the Liquidation Preference.

Ranking and Liquidation Preference

The Series A Perpetual Preferred Stock ranks senior to the Common Stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation”). Upon a Liquidation, each share of Series A Perpetual Preferred Stock would be entitled to receive an amount per share (the “Liquidation, Redemption or Repurchase Amount”) equal to the greater of (i) the Liquidation Preference of such share, plus all accrued and unpaid dividends (including any Accrued Dividends) thereon and (ii) an amount in cash equal to the sum of (a) 130.0% of the Initial Liquidation Preference of such share, minus (b) the cumulative amount of cash dividends paid in respect of such share prior to such payment. As used herein, “Liquidation Preference” means, with respect to any share of the Series A Perpetual Preferred Stock, the initial liquidation preference of $1,000 per share (the “Initial Liquidation Preference”) plus any Accrued Dividends of such share as of the time of determination.

Redemption Rights

The Company may redeem all or any portion of the Series A Perpetual Preferred Stock (in increments of not less than $200 million based on the Liquidation Preference of such shares of Series A Perpetual Preferred Stock to be redeemed at such time (or such lesser amount to the extent the Company chooses to redeem all of the outstanding shares of Series A Perpetual Preferred Stock)) for an amount in cash equal to the Liquidation, Redemption or Repurchase Amount. Upon a “Fundamental Change” (involving a change of control, bankruptcy, insolvency or liquidation of the Company as further described in the Certificate of Designations), each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Series A Perpetual Preferred Stock for an amount in cash equal to the Liquidation, Redemption or Repurchase Amount.

Voting and Consent Rights

Each Holder of Series A Perpetual Preferred Stock will have one vote per share on any matter on which Holders of Series A Perpetual Preferred Stock are entitled to vote separately as a class (as described below), whether at a meeting or by written consent. The Holders of shares of Series A Perpetual Preferred Stock do not otherwise have any voting rights. The consent of the Holders of a majority of the outstanding shares of Series A Perpetual Preferred Stock will be required for so long as the Threshold Amount remains outstanding for (i) amendments to the Company’s organizational documents that have an adverse effect on the holders of Series A Perpetual Preferred Stock, (ii) issuances by the Company of securities that are senior to, or equal in priority with, the Series A Perpetual Preferred Stock, (iii) entrance into, or amendments to, transactions with affiliates of the Company, (iv) incurrence by the Company of indebtedness, unless the Consolidated Total Leverage Ratio (as defined in the Certificate of Designations) would not exceed 8.5-to-1 after giving effect to such incurrence (other than drawdowns by the Company under the Company’s current revolving credit facility) or (v) any payment of dividends or making of distributions on equity securities of the Company ranking junior to the Series A Perpetual Preferred Stock or redemptions, purchases or direct or indirect acquisitions of such equity securities ranking junior to or parity with the Series A Perpetual Preferred Stock by the Company, unless the Consolidated Total Leverage Ratio (as defined in the Certificate of Designations) would not exceed 8.5-to-1 after giving effect to such dividends, distributions, redemptions, purchases or acquisitions.

Registration Rights Agreement

In connection with the Securities Purchase Agreement, on August 10, 2021, the Company and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company granted the Purchaser certain customary registration rights with respect to Common Stock purchased pursuant to the Securities Purchase Agreement and the Non-Cash Dividend pursuant to the Certificate of Designations, including customary shelf registration rights and “piggyback” registration rights.

The foregoing description of the terms of the Series A Perpetual Preferred Stock, the Securities Purchase Agreement, the Certificate of Designations, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the the Certificate of Designation, Securities Purchase Agreement and the Registration Rights Agreement and the exhibits thereto, which are attached hereto as Exhibits 3.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

The Securities Purchase Agreement has been filed to provide investors and securityholders with information regarding its terms and conditions. It is not intended to provide any other information about the Purchaser or the Company. The Securities Purchase Agreement contains representations, warranties, and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties, and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. The assertions embodied in those representations, warranties, and covenants are qualified by information in a confidential disclosure letter that the Company delivered in connection with the execution of the Securities Purchase Agreement and were made as of the date of the Securities Purchase Agreement and were and will be made as of the applicable closing dates thereof, except those made as of a specified date. Accordingly, investors and securityholders should not rely on the representations, warranties, and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.02 Results of Operations and Financial Condition.

On August 11, 2021, the Company announced its financial results for the quarter ended June 30, 2021, by issuing a press release. In the press release, the Company also announced that it would be holding a conference call on August 11, 2021, at 5 p.m. Eastern Time to discuss its financial results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information included in Item 2.02 of this Current Report on Form 8-K and the exhibit attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in any such filing.

Certain non-GAAP measures are set forth in Exhibit 99.1. A non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. The disclosure in Exhibit 99.1 allows investors to reconcile the non-GAAP measures to GAAP.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the offer and sale of the Series A Perpetual Preferred Stock is incorporated herein by reference.

The securities issued pursuant to the Securities Purchase Agreement were and will be offered, issued and sold in reliance upon the exemption from the registration requirements of the Securities Act, set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. The Company will rely on this exemption from registration based in part on representations made by the Purchaser in the Securities Purchase Agreement. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

Appointment of New Director

As described in Item 1.01 of this Current Report on Form 8-K, under the terms of the Securities Purchase Agreement, the Purchaser will have the right to designate one member of the Board at the Initial Closing. Bilal Khan has been designated by the Purchaser as the Series A Director and, accordingly, the Board appointed Mr. Khan to serve as a member of the Board effective as of the Initial Closing. Mr. Khan will serve as a director until the Company’s 2024 Annual Meeting of Stockholders.

Item 7.01 Regulation FD Disclosures.

On August 11, 2021, the Company issued a press release announcing among other things, the execution of the Securities Purchase Agreement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information included in Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our projected future results of operations, business strategies, and industry and regulatory environment. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms.

Our actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website www.arraytechinc.com.
Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

* Exhibits and schedules have been omitted pursuant to Regulation S-K Item 601(a)(5) and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

Exhibit No.	Exhibit Title or Description

3.1	Certificate of Designations of the Company.
10.1	Securities Purchase Agreement, dated August 10, 2021, by and between the Company and BCP Helios Aggregator L.P.*
10.2	Registration Rights Agreement, dated August 10, 2021, by and between the Company and BCP Helios Aggregator L.P.
99.1	Press Release of Array Technologies, Inc., dated August 11, 2021.
99.2	Press Release of Array Technologies, Inc., dated August 11, 2021.

* Exhibits and schedules have been omitted pursuant to Regulation S-K Item 601(a)(5) and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

By:	/s/ Tyson Hottinger
Name:	Tyson Hottinger
Title:	Chief Legal Officer and General Counsel
Date: August 11, 2021